UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 7, 2005


                            Triton PCS Holdings, Inc.
             (Exact name of registrant as specified in its charter)




     Delaware                        1-15325                     23-2974475
  (State or other            (Commission File Number)          I.R.S. Employer
  jurisdiction of                                            Identification No.)
   incorporation)
                                1100 Cassatt Road
                           Berwyn, Pennsylvania 19312
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (610) 651-5900
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

SunCom Wireless Management Company, Inc. (formerly, Triton Management Company, Inc.) entered into an employment agreement on March 7, 2005 with William A. Robinson who has been serving as the company's Executive Vice President of Operations. The Employment Agreement is being filed with this Form 8-K as
Exhibit 10.1. The following summary of the Employment Agreement is qualified by reference to Exhibit 10.1 and the terms of Exhibit 10.1 are incorporated by this reference.

Mr. Robinson has served as a member of the executive management group of the company since March 1998. He was promoted to the position of Executive Vice President, Operations in April 2004. The Employment Agreement sets forth certain terms and conditions of Mr. Robinson's employment. The Employment Agreement initially extends through February 3, 2006 and extends automatically for successive one (1) year terms unless either party elects to terminate the agreement. Mr. Robinson may terminate the Employment Agreement at any time upon 60 days' prior written notice, and immediately, for "good reason," as defined in the agreement. The company may terminate the Employment Agreement at any time upon 60 days' prior written notice, and immediately, for "cause," as defined in the agreement.

Under the Employment Agreement, Mr. Robinson is entitled to an initial annual base salary of $220,000, an annual performance-based bonus equal to an amount of up to 75% of his base salary based upon the achievement of certain stated objectives established from time to time by the Compensation Committee of the Board of Directors of Triton PCS Holdings, Inc. and certain benefit programs sponsored or maintained by the company for similarly situated senior officers. Mr. Robinson's base salary may be increased (but not decreased) at the discretion of the Compensation Committee at any time.

Generally, upon Mr. Robinson's involuntary termination without cause or the non-renewal of the Employment Agreement by the company, Mr. Robinson becomes entitled to the unpaid portion of any base salary, a prorated annual bonus, a severance payment equal to Mr. Robinson's base salary at the time of termination payable over a 12-month period and that portion of any unvested shares of Triton's restricted stock that would have vested during the subsequent 12-month period.

The company agreed to indemnify Mr. Robinson and hold him harmless to the maximum extent permitted by applicable law, its certificate of incorporation or its bylaws in the event he becomes a party to a claim, action or proceeding by reason of his position with the company, provided such action is not the result of Mr. Robinson's willful misconduct and/or gross negligence.

In accordance with the Employment Agreement, Mr. Robinson cannot compete with the company or solicit employees or customers of the company for a period of two
(2) years following his termination from employment at any time and for any reason. Mr. Robinson is also bound by confidentiality provisions provided in the Employment Agreement.

Item 9.01. Financial Statements and Exhibits

       (c) Exhibits
           10.1 Employment Agreement between SunCom Wireless Management Company, Inc. and William A. Robinson.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            TRITON PCS HOLDINGS, INC.

         Date: March 11, 2005                   By: /s/David D. Clark
                                                  ----------------------------
                                                  David D. Clark
                                                  Executive Vice President,
                                                  Chief Financial Officer and
                                                  Secretary